UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On January 22, 2013, Mercury General Corporation (the “Company”) took action to consolidate its claims and underwriting operations located outside of California into hub locations in Florida, New Jersey and Texas. The consolidation is intended to improve long-term profitability and to position the Company for future growth outside of California. The Company expects a net workforce reduction of approximately 135 employees, representing less than 3% of the total workforce. The Company expects to record a charge, in the first quarter of 2013, of approximately $8 million to $13 million for employee termination, employee severance and office closure costs, all of which will result in future cash expenditures. The total annualized pre-tax cost savings that are expected to result from the consolidation is estimated to be approximately $13 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013	MERCURY GENERAL CORPORATION

	By:	/S/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer